UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S. MoPac Expressway Barton Oaks Plaza One Suite 250 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2019, Aeglea BioTherapeutics, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders and the following proposals were adopted:

1.

Election of three Class III directors, Armen Shanafelt, Ph.D., V. Bryan Lawlis, Ph.D. and Anthony G. Quinn M.B Ch.B, Ph.D., each to serve a three-year term, which will expire at the 2022 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until their earlier resignation or removal:

Nominees	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes
Armen Shanafelt, Ph.D.	18,661,198	2,370,853	-	5,226,615
V. Bryan Lawlis, Ph.D.	17,025,653	4,006,398	-	5,226,615
Anthony G. Quinn, M.B Ch.B, Ph.D.	18,692,644	2,339,407	-	5,226,615

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
26,180,748	76,609	1,309	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: June 7, 2019	By:	/s/ Charles N. York II
Charles N. York II
Chief Financial Officer

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